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                       [LETTERHEAD ARTHUR ANDERSEN LLP]

                                                                      EXHIBIT 11




                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of the Goldman Sachs Money Market Trust Post-Effective Amendment No. 55 and Amendment No. 38 to Registration Statement File Nos. 2-54809 and 811-2598, respectively.


                                                       /S/ Arthur Andersen LLP

                                                           Arthur Andersen LLP



Boston, Massachusetts
February 28, 1996